Exhibit 24
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and or Officers of PEPSIAMERICAS, INC., a Delaware corporation (the “Company”), hereby constitute and appoint ROBERT C. POHLAD and ALEXANDER H. WARE, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set my hand and seal.

	Date		Date

/s/ Robert C. Pohlad	March 4, 2009	/s/ Archie R. Dykes	March 4, 2009

Robert C. Pohlad		Archie R. Dykes

/s/ Herbert M. Baum	March 4, 2009	/s/ Jarobin Gilbert, Jr.	March 4, 2009

Herbert M. Baum		Jarobin Gilbert, Jr.

/s/ Richard G. Cline	March 4, 2009	/s/ James R. Kackley	March 4, 2009

Richard G. Cline		James R. Kackley

/s/ Michael J. Corliss	March 4, 2009	/s/ Matthew M. McKenna	March 4, 2009

Michael J. Corliss		Matthew M. McKenna

/s/ Pierre S. du Pont	March 4, 2009	/s/ Deborah E. Powell	March 4, 2009

Pierre S. du Pont		Deborah E. Powell